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                                                                      EXHIBIT 21

                          SUBSIDIARIES OF iMANAGE, INC.

      Name of Subsidiary                       Jurisdiction of Incorporation
      ------------------                       -----------------------------
      iManage Limited                               United Kingdom
      iManage S.A.R.L.                              France
      iManage GmbH                                  Germany
      iManage B.V.                                  Netherlands
      NetRight Technologies, Inc.                   Delaware, USA